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                                                                     Exhibit 5.1

                              BUCHANAN INGERSOLL PC
                         1835 Market Street, 14th Floor
                             Philadelphia, PA 19103

                                February 23, 2004

Board of Directors
Stonepath Group, Inc.
1600 Market Street, Suite 1515
Philadelphia, PA  19103

Gentlemen:

         We have acted as counsel to Stonepath Group, Inc. a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 8,075,000 shares of Common Stock, par value $.001 (the "Shares"), of the Corporation pursuant to the terms of the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan, as amended (the "Plan").

         In connection with the proposed issuance, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates of public officials, statutes and decisions as we have deemed necessary or appropriate as bases for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, and subject to the other qualifications and limitations set forth herein, it is our opinion that when the Shares have been issued and sold and the consideration is received therefor by the Corporation pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We express no opinion as to the applicability or compliance with, or the effect of, federal law or the law of any jurisdiction other than the corporate laws of the State of Delaware.

         This opinion letter has been prepared for your use in connection with the offer and sale of the Shares and speaks as of the date the Registration Statement becomes effective. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act.



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Board of Directors
Stonepath Group, Inc.
February 23, 2004
Page Two



         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                             Very truly yours,

                                             BUCHANAN INGERSOLL PC